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                                                                   EXHIBIT 14(a)

INDEPENDENT AUDITORS' CONSENT

MuniYield New Jersey Fund, Inc.:


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-88483 on Form N-14 of our report dated January 8, 1999 appearing in the Proxy Statement and Prospectus, which is a part of such Registration Statement, and to the reference to us under the captions "Comparison of the Funds - Financial Highlights" and "Experts" also appearing in such Proxy Statement and Prospectus.




Deloitte & Touche LLP
Princeton, New Jersey
November 8, 1999